Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Third Quarter Results

Revenue Up 32% Versus Last Year

JACKSONVILLE, Fla. (October 27, 2004) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the third quarter and nine months ended September 30, 2004. The Company reported revenue of $362 million and diluted net income per common share of $0.09 for the quarter ended September 30, 2004, compared with revenue of $275 million and diluted net income per common share of $0.06 for the year-earlier period. Revenue exceeded the range of guidance of $335 million to $355 million previously provided by Company management, while earnings were within the range of guidance of $0.08 to $0.10 previously provided by Company management.

Third Quarter Summary

•	Revenue of $362 million, up 32% versus the third quarter of 2003 and up 9% sequentially versus the second quarter of 2004;

•	Excluding the impacts of acquisitions and changes in currency, revenue on an organic basis increased 22% versus the third quarter of 2003 and 8% versus the second quarter of 2004;

•	All of the Company’s business units posted higher revenue versus the third quarter of 2003 and sequentially versus the second quarter of 2004;

•	Diluted net income per common share was $0.09, an increase of 50% versus the third quarter of 2003; and

•	EBITDA of $19 million and operating income of $15 million.

Professional Services Business Unit Performances

The professional services division’s revenue rose 37% versus the third quarter of 2003 and was up 7% sequentially versus the second quarter of 2004. Excluding the impacts of acquisitions and currency changes, revenue increased 22% on an organic basis versus the third quarter of 2003. Permanent placement revenue, or fees charged to clients for the recruitment of full-time staff, was up 51% in the professional services division versus the third quarter of 2003 and up 20% sequentially versus the second quarter of 2004. These increases indicate that the Company’s previously announced strategy to place greater efforts on generating permanent placement fees is continuing to produce positive results.

The Company’s professional services division reported revenue for the third quarter of 2004 of $181 million, which now represents 50% of the Company’s total revenue. This is a significant shift in mix toward professional services, which only represented 36% of the Company’s total revenue in 2000 and shows progress towards the Company’s stated strategy of increasing professional services to 60% of total revenue.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax
www.mpsgroup.com

MPS Reports Third Quarter Results

October 27, 2004

Revenue from the finance and accounting unit, composed of Badenoch and Clark in the United Kingdom and Accounting Principals in the United States, increased 48% versus the third quarter of 2003 and 15% sequentially versus the second quarter of 2004. Excluding the impacts of acquisitions and currency changes, the revenue from the finance and accounting unit increased 30% versus the third quarter of 2003 and 13% sequentially versus the second quarter of 2004. The strong organic growth in the finance and accounting unit will be augmented in coming quarters by the previously announced acquisition of Accounting Solutions. The Company anticipates that over $400 million in finance and accounting revenue will be generated worldwide in 2005.

The legal services unit, Special Counsel, posted a 25% increase in revenue over the third quarter of 2003 and saw strong profitability due to increases in gross margins. Special Counsel recently expanded into a new line of business with the previously announced acquisition of Alderson, a premier provider of court reporting, legal videography and litigation support services.

Revenue for Entegee, the Company’s engineering unit, grew 19% versus the third quarter of 2003 and 3% sequentially versus the second quarter of 2004, driven by strong demand from government and defense contractors. Entegee continues to expand its geographic footprint and service offerings.

Revenue for Soliant Health, the Company’s healthcare staffing unit, rose 15% on an organic basis versus the third quarter of 2003 and 5% sequentially versus the second quarter of 2004. Soliant Health has also expanded its service lines to include physician recruitment and school therapists.

Information Technology Business Units Performances

The Company’s information technology (IT) staffing division, composed of Modis in United States and Modis International primarily in the United Kingdom, reported revenue for the third quarter of 2003 of $162 million. Revenue for the IT staffing division increased 29% versus the year-earlier period and 10% sequentially versus the second quarter of 2004. Excluding the impact of currency exchange rates, IT staffing revenue grew 23% versus the third quarter of 2003 and 9% sequentially versus the second quarter of 2004. The U.S. IT gross margin improved sequentially from 26.3% in the second quarter of 2004 to 26.7% in the third quarter of 2004, an indication that gross margin may be stabilizing in the Company’s U.S. operations. Demand for IT staffing services continues to gradually increase, as evidenced by improved order volume, billable headcount and client activity.

The Company’s IT solutions division, Idea Integration, reported revenue for the third quarter of 2004 of $20 million, an increase of 15% versus the third quarter of 2003 and 15% sequentially versus the second quarter of 2004. Idea remained profitable on an EBITDA basis for the ninth consecutive quarter. Demand for IT solutions has shown moderate improvement over the course of 2004, with improved client activity and some expansion in the volume of project opportunities.

The Company’s workforce optimization solutions unit, Beeline, provides customers with software and services designed to help companies procure and manage both contingent and full-time employees. In the third quarter, Beeline saw encouraging improvements in sales and delivery activity, with a number of key customer wins and successful implementations. In addition, revenue from the Beeline installed customer base showed strong improvement versus the third quarter of 2003 and sequentially versus the second quarter of 2004. For the third quarter, Beeline produced favorable financial results. The Company expects that Beeline will continue to grow and be a contributor to profits in 2005.

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MPS Reports Third Quarter Results

October 27, 2004

Capital Update

During the third quarter, the Company spent $23 million to buy back the Company’s stock and $5 million on strategic acquisitions. At the close of the third quarter, the Company had a cash balance of $101 million and no long-term debt. Today, the Company has a cash balance of approximately $70 million and no long-term debt. The decrease in cash balance following the close of the quarter was due primarily to the completion of two previously announced acquisitions.

Year to date, the Company has spent $50 million in cash on strategic acquisitions and $31 million to buy back the Company’s stock. The Company intends to continue to complete strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business. The Company has $25 million remaining on its stock buyback authorization and may continue to buy back Company shares as it deems appropriate.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “We were pleased with the consistent performance and strong growth we saw in the third quarter across all of our business units. We believe we have the best people in the industry, and we thank them for their hard work and resourcefulness. While we still sense some hesitancy on the part of employers to add large numbers of full-time staff, we expect the demand for contingent professional labor to continue to improve with the economy as managers seek to achieve a more nimble, variable cost workforce.”

“We were pleased with our strong revenue growth for the quarter and with the 50% improvement in net income versus the same quarter last year,” stated Robert Crouch, MPS Chief Financial Officer. “We expect continued growth into the fourth quarter 2004 with revenue to be in the range of $360 million to $380 million and earnings to be in the range of $0.09 to $0.11 per diluted share.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (913) 981-5558.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on November 3. To access the telephonic replay, please dial (719) 457-0820 and enter 845489 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

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MPS Reports Third Quarter Results

October 27, 2004

About MPS Group

MPS Group is a leading provider of staffing, consulting and solutions in the disciplines of information technology, finance and accounting, law, engineering and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom and Europe. Headquartered in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange under the ticker symbol “MPS.” For more information about MPS Group, visit www.mpsgroup.com. Except for materials described above, none of the information on our website should be considered included in this release.

Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including but not limited to: fluctuations in the economy and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends towards consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental regulations affecting the Company’s operations, including possible changes to regulations relating to benefits for consultants and temporary personnel and possible changes to laws or regulations that address insurance, benefits; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “will,” “may,” “should,” “could,” “expects,” “plans,” “hopes,” “indicates,” “projects,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2003 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Reports Third Quarter Results

October 27, 2004

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2004	2003	2004	2003
Operating Highlights:
Revenue:
Professional Services	$181,094	$132,292	$506,339	$376,581
IT Services	161,600	125,266	446,456	380,142
IT Solutions	19,638	17,111	53,263	55,376

Total revenue	362,332	274,669	1,006,058	812,099
Gross profit:
Professional Services	51,649	38,881	143,329	107,909
IT Services	34,127	28,851	94,471	85,789
IT Solutions	5,897	5,965	17,264	20,585

Total gross profit	91,673	73,697	255,064	214,283

General and administrative expenses	72,676	57,957	207,059	174,007
Depreciation and intangibles amortization	3,852	4,134	11,568	12,806

Total operating expenses	76,528	62,091	218,627	186,813

Operating income	15,145	11,606	36,437	27,470
Interest and other income, net	340	186	1,071	171

Income from continuing operations before provision for income taxes	15,485	11,792	37,508	27,641
Provision for income taxes	6,039	4,626	13,396	11,079

Income from continuing operations	9,446	7,166	24,112	16,562
Loss from discontinued operations, net of tax	—	(1,177)	—	(1,816)

Net income	$9,446	$5,989	$24,112	$14,746

Diluted net income (loss) per common share:
From continuing operations	$0.09	$0.07	$0.23	$0.16
From discontinued operations, net of tax	—	(0.01)	—	(0.02)

Diluted net income per common share	$0.09	$0.06	$0.23	$0.14

Diluted common shares outstanding	107,065	104,866	106,992	103,515

			As of
			Sept. 30, 2004	December 31, 2003
Cash and cash equivalents			$101,183	$124,830
Accounts receivable, net of allowance			204,228	159,359
Other			20,793	19,279

Current assets			326,204	303,468
Long-term assets			592,882	589,683

Total assets			$919,086	$893,151

Current liabilities			$93,006	$86,589
Other			13,636	13,100
Stockholders’ equity			812,444	793,462

Total liabilities and stockholders’ equity			$919,086	$893,151

Working capital			$233,198	$216,879

As previously reported, the Company sold its outplacement unit, Manchester, in December 2003. Therefore, in accordance with

GAAP, Manchester’s results of operations are reflected in the line item, “Loss from discontinued operations, net of tax,” for the third quarter and nine months ended September 30, 2003.

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MPS Group Reports Third Quarter Results

October 27, 2004

MPS Group, Inc.

Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

(in thousands)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2004	2003	2004	2003
MPS Group, Inc.
EBITDA		$18,997	$15,740	$48,005	$40,276
Depreciation and intangibles amortization		3,852	4,134	11,568	12,806

Operating income		15,145	11,606	36,437	27,470
Interest and other income, net		340	186	1,071	171

Income from continuing operations before provision for income taxes		15,485	11,792	37,508	27,641
Provision for income taxes		6,039	4,626	13,396	11,079

Income from continuing operations, net of tax		9,446	7,166	24,112	16,562
Loss from discontinued operations, net of tax		—	(1,177)	—	(1,816)

Net income		$9,446	$5,989	$24,112	$14,746

	Three Months Ended
	Sept. 30, 2004	June 30, 2004	March 31, 2004	Dec. 31, 2003	Sept. 30, 2003
Idea Integration
EBITDA	$728	$426	$1,261	$40	$945
Depreciation and intangibles amortization	550	604	514	723	738

Operating income (loss)	$178	$(178)	$747	$(683)	$207

A reconciliation of Idea Integration’s EBITDA to net income is not possible because the Company does not allocate taxes and interest at the divisional level. See the first and fourth quarter 2003 earnings release posted on our Website for this reconciliation for the three months ended September 30, 2002, December 31, 2002, March 31, 2003, and June 30, 2003.

Reconciliation of Sequential Revenue Growth Rate,

Excluding Acquisitions and the Effects of Changes in Currency

	IT Staffing	Accounting	Healthcare	Professional	MPS Group
GAAP revenue growth rate 2Q2004 to 3Q2004	9.6%	15.1%	4.9%	7.4%	8.7%
Revenue growth rate contributed from acquisitions	—	1.6%	—	0.8%	0.4%
Revenue growth rate from changes in currency	0.2%	0.5%	—	0.3%	0.2%

Revenue growth rate 2Q2004 to 3Q2004, excluding acquisitions and effects of changes in currency	9.4%	13.0%	4.9%	6.3%	8.1%

Reconciliation of Year-Over-Year Revenue Growth Rate,

Excluding Acquisitions and the Effects of Changes in Currency

	IT Staffing	Accounting	Healthcare	Professional	MPS Group
GAAP revenue growth rate 3Q2003 to 3Q2004	29.0%	48.2%	168.0%	36.9%	31.9%
Revenue growth rate contributed from acquisitions	—	4.1%	153.5%	8.9%	4.3%
Revenue growth rate from changes in currency	5.9%	14.5%	—	6.5%	5.8%

Revenue growth rate 3Q2003 to 3Q2004, excluding acquisitions and effects of changes in currency	23.1%	29.6%	14.5%	21.5%	21.8%

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